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                                                                    EXHIBIT 23.4

                     CONSENT OF HACKER, JOHNSON & SMITH PA
                              INDEPENDENT AUDITORS


         We consent to the incorporation by reference use of our report dated January 14, 2000 relating to the consolidated balance sheets as of December 31, 1999 and 1998 and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, to the use of our report dated October 13, 2000 relating to the condensed consolidated balance sheet as of September 30, 2000 and the related condensed consolidated statements of earnings for the three- and nine-month periods ended September 30, 2000 and 1999, and the condensed consolidated statement of stockholders' equity for the nine month period ended September 30, 2000 and cash flows for the nine-month periods ended September 30, 2000 and 1999, and to the use of our name under the caption of "Experts," in the Registration Statement of Form S-4 of F.N.B. Corporation for the registration of 2,218,593 shares of its common stock.


/s/ Hacker, Johnson & Smith PA
--------------------------------

HACKER, JOHNSON & SMITH PA
Tampa, Florida
February 5, 2001